REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
THIS AGREEMENT is made as of March 3, 1993 by and among Manufactured Home Communities, Inc., a Maryland corporation (the “Company”), and the parties set forth in Exhibit A attached hereto.
WHEREAS, certain of the Investors are holders of limited partnership interests (“OP Units”) in MHC Operating Limited Partnership, an Illinois limited partnership, which OP Units are exchangeable for shares of the Company’s common stock, par value $.01 per share (the “Common Stock”);
WHEREAS, certain of the Investors currently are stockholders, executive officers, directors and holders of stock options issued by the Company; and
WHEREAS, the Company is contemplating a public offering of its Common Stock (the “Offering”) and, as a condition to such offering, the parties are willing to enter into the agreements contained herein.
Certain capitalized terms used herein are defined in paragraph 11 hereof.
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Demand Registrations.
(a) Requests for Registration.
(i) From and upon the first anniversary of the date of the Company’s final prospectus pursuant to the Offering, and until the fifth anniversary of such date, subject to the terms and conditions set forth herein, the holders of a majority of the then outstanding shares of the Registrable Securities may request registration under the Securities Act of all or part of their Registrable Securities (each, a “Demand Registration”). Any request (a “Registration Request”) for a Demand Registration shall specify (i) the approximate number of Registrable Securities requested to be registered (but not less than an aggregate of 500,000 shares of Common Stock, subject to Section 6 hereof), and (ii) whether or not such Demand Registration should be filed pursuant to Rule 415 of Regulation C promulgated under the Securities Act (or any successor rule) (a “Shelf Registration”); provided, however, that the Company can elect, at its option, to file for a Shelf Registration. Within ten days after the date of sending of such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities, if any, and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the date of sending of the Company’s notice.

(ii) The holders of Registrable Securities will be entitled to request six Demand Registrations, each of which may be an underwritten registration or a Shelf Registration; provided, however, that for so long as the Company maintains an effective Shelf Registration covering all Registrable Securities (whether held by the Investors or their transferees) until the fifth anniversary of the date hereof and otherwise complies with the terms of this Agreement, the holders of Registrable Securities shall not be entitled to request an additional Demand Registration.
(iii) The Company will pay all Registration Expenses in connection with the Demand Registrations.
(iv) A registration will not count as one of the Demand Registrations unless the holders of Registrable Securities are able to register and in fact sell at least 75% of the Registrable Securities requested to be included in such registration.
(b) Priority on Demand Registration. Until the third anniversary of the date hereof, the Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the shares of Registrable Securities included in such registration except for the registration rights being granted to the General Motors Hourly Rate Employes Pension Trust and the General Motors Salaried Employes Pension Trusts (collectively, the “GM Trusts”), which rights are being granted concurrently with those contained herein. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder except that, in the case of participation in such registration by the GM Trusts or their permitted transferees, the shares of Common Stock held by them which are requested to be included in such registration and the Registrable Securities will be treated together on a pro rata basis among the holders of Registrable Securities requesting such registration and the holders of such other securities on the basis of the number of shares owned by each such holder.
(c) Selection of Underwriters. In the case of an underwritten offering, the holders of a majority of the then outstanding shares of Registrable Securities will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which will not be unreasonably withheld.

(d) Other Registration Rights. Until the third anniversary of the date hereof and except (i) as provided in this Agreement, (ii) for the registration rights granted to the GM Trusts, and (iii) with respect to registration rights granted to persons selling properties to either the Company or MHC Operating Limited Partnership in return for shares of Common Stock or OP Units exchangeable for shares of Common Stock as part of the Company’s acquisition program, which rights will be on such terms as the Company deems appropriate, the Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least a majority of the Registrable Securities (which consent will not be unreasonably withheld).
2. Piggyback Registrations.
(a) Right to Piggyback. Until the fifth anniversary of the Company’s final prospectus pursuant to the Offering, if the Company proposes to register any of its securities under the Securities Act (other than pursuant to (i) a Demand Registration, (ii) a registration on Form S-4 or any successor form, (iii) a registration pursuant to demand by the GM Trusts in which no other Persons are allowed to participate or (iv) an offering of securities in connection with an employee benefit, stock dividend, stock ownership or dividend reinvestment plan) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration (each a “Piggyback Notice”) and, subject to subparagraph 2(c) below, the Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the date of sending of the Company’s notice.
(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.
(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Securities requested to be included in such Registration and any other securities requested to be included in such registration, pro rata among the holders of Registrable Securities requesting such registration and the holders of such other securities on the basis of the number of shares owned by each such holder.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than the holders of Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of securities requesting such registration on the basis of the number of shares owned by each such holder; provided, however, that, in the event of a permitted demand registration by the GM Trusts or their permitted assigns, the Company will include the shares of Common Stock to be registered as a part of such demand prior to the inclusion of any Registrable Securities.
(e) Selection of Underwriters. In the case of an underwritten Piggyback Registration, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the holders of a majority of the then outstanding shares of Registrable Securities participating in such Piggyback Registration and, with respect to a secondary registration involving the GM Trusts or their permitted assigns, subject to the approval of the holders of a majority of the shares of Common Stock held by the GM Trusts or their permitted assigns participating in such Piggyback Registration, which approval in either case will not be unreasonably withheld.
3. Holdback Agreements. The Company agrees (a) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 25-day period prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration (except pursuant to (i) registrations on Form S-8 or any successor form, (ii) registrations on Form S-4 or any successor form, (iii) demand registrations by the GM Trusts or their permitted assigns, and (iv) registrations of securities in connection with the Company’s dividend reinvestment plan on form(s) applicable to such securities) unless the underwriters managing the registered public offering otherwise agree, and (b) to use its reasonable best efforts to obtain agreements from its officers, directors and affiliated stockholders (including, without limitation, each holder of more than 5% of the outstanding Common Stock), to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.
4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);
(b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required by the intended method of disposition or to describe the terms of any offering made from an effective Shelf Registration, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;
(c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
(d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction, or (iv) qualify such Registrable Securities in a given jurisdiction where expressions of investment interest are not sufficient in such jurisdiction to reasonably justify the expense of qualification in that jurisdiction or where such qualification would require the Company to register as a broker or dealer in such jurisdiction).
(e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;
(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;
(h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the shares of Registrable securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
(i) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;
(j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;
(l) make available appropriate management personnel for participation in the preparation and drafting of such registration or comparable statement, for due diligence meetings and for “road show” meetings;
(m) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order; and

(n) obtain a cold comfort letter from the Company’s independent public accountants addressed to the selling holders of Registrable Securities in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request.
The Investors agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 4(e) or (m) hereof, the Investors will forthwith discontinue disposition of shares of Common Stock pursuant to a Demand or Piggyback Registration until receipt of the copies of an appropriate supplement or amendment to the prospectus under paragraph 4(e) or until the withdrawal of such order under paragraph 4(m). If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.
5. Registration Expenses.
(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions which shall be paid by the selling stockholders out of the proceeds of the offering) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company.
(b) In connection with each Demand Registration and each Piggyback Registration (including the preparation of any amendment or supplement as contemplated by Section 4(b)), the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one law firm chosen by the holders of a majority of the Registrable Securities initially requesting such registration.
6. Restrictions on Transfer of Stockholder Shares.

(a) Without the Company’s prior written notice, each of the Investors severally agrees that he or it will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of (or announce any offer, sale, contract of sale or other disposition) (“Transfer”) any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, including, without limitation, OP Units in MHC Operating Limited Partnership (all of such securities being hereinafter referred to herein as “Restricted Securities”), for a period of 12 months after the date of the Company’s final prospectus relating to the Offering.
(b) Permitted Transfers. The restrictions contained in this Section 6 will not apply with respect to any Transfer of the Restricted Securities by an Investor pursuant to applicable laws of descent and distribution or among such Investor’s Family Group or Affiliates (collectively referred to herein as “Permitted Transferees”); provided that the restrictions contained in this Section 6 shall continue to be applicable to the Restricted Securities after any such Transfer and provided further that the transferees of such Restricted Securities prior to any Transfer shall have agreed in writing to be bound by the provisions of this Agreement affecting the Restricted Securities so transferred. “Family Group” means an Investor’s spouse and descendants (whether natural or adopted) and any trust for the benefit of the Investor and/or an Investor’s spouse and/or descendants or any entity controlled (directly or indirectly) by any such person.
(c) Subject to the foregoing restrictions, the Company and the Investors hereby agree that any subsequent holder of Registrable Securities shall be entitled to all benefits hereunder as a holder of Registrable Securities; provided, however, that, in any event, if the Company’s Articles of Incorporation prohibit the acquisition of the desired number of shares by such holder, such number shall be reduced to the amount of shares of Registrable Securities such holder may acquire and such holder’s transferees shall also be entitled to all benefits hereunder as a holder of Registrable Securities.
7. Indemnification.
(a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, directors and trustees and each Person who controls (within the meaning of the Securities Act) such holder against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.
(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.
8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder’s intended method of distribution.

9. Listing Requirements. The Company hereby agrees to cause all Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified.
10. Reports and Information. The Company hereby agrees to provide to the Investors copies of all filings made by the Company to the Securities and Exchange Commission promptly after such filing. The Company further agrees to provide to each Investor other detailed information regarding the Company and its properties as is reasonably requested by such Investor promptly following any such request.
11. Definitions.
“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or under common control with such Person.
“Person” means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
“Registrable Securities” means (i) the Common Stock issued or issuable upon exchange of the OP Units, (ii) the Common Stock issued or issuable upon exercise of stock options, (iii) the Common Stock issued to the Investors prior to or contemporaneously with the Offering, and (iv) any Common Stock issued or issuable with respect to the Common Stock referred to in clauses (i) through (iii), inclusive, above by way of stock dividend, stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been sold to the public pursuant to an offering registered under the Securities Act or sold to the public in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.
“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

12. Miscellaneous.
(a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.
(b) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares) provided that this subsection (b) shall not apply to actions or changes with respect to the Company’s business, earnings or revenues where the effect of such actions or changes on the Registrable Securities is merely incidental.
(c) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.
(d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the then outstanding shares of Registrable Securities.
(e) Successors and Assigns. Subject to Section 6 hereof, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made but subject in any case to Section 6 hereof, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.
(f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.
(h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
(i) Governing Law. The corporate laws of the State of Maryland will govern all questions concerning the relative rights of the Company or its stockholders and the laws of Illinois will govern all questions concerning the relative rights of holders of OP Units. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.
(j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to each Investor at the address indicated on the records of the Company and to the Company at the address indicated below:
Two North Riverside Plaza
Suite 600
Chicago, IL 60606
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

MANUFACTURED HOME COMMUNITIES, INC., a Maryland corporation
By:	[Not Legible]
Title: Vice President

LIMITED PARTNERS: EQUITY FINANCIAL AND MANAGEMENT CO., a Nevada corporation
By:	[Not Legible]
Title:

AQUA MARINELAND-CAMELOT ACRES ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

CORPLAND-COSY COVE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

CORPLAND-NASSAU ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

GOLDLAND-CONCORD-CASCADE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

GOLDLAND-LAMPLIGHTER ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

GOLDLAND-RANCHO VALLEY ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

INDEPENDENCE HILL LIMITED PARTNERSHIP, an Illinois limited partnership
By:	SZRL Mobile Homes Inc. an Illinois
corporation, its general partner

By:	/s/ Samuel Zell
President

MAIZELAND-HOLIDAY VILLAGE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

MARYLAND-PHEASANT RIDGE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

MISSOURI/KANSAS MHC LIMITED PARTNERSHIP, an Illinois limited partnership
By:	SZRL Mobile Homes Inc. an Illinois
corporation, its general partner

By:	/s/ Samuel Zell
President

OAKLAND-OAK TREE ASSOCIATES, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

ORANGELAND-EAST BAY OAKS ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

ORANGELAND-ELDORADO ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

ORANGELAND-LAKE HAVEN ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

ORANGELAND-PASCO COUNTY ASSOCIATES, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

ORANGELAND-WINDMILL FT. MYERS ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

ORANGELAND-WINDMILL SARASOTA ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

ORANGELAND-WINDMILL VILLAGE SOUTH ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

PENNLAND-GREEN ACRES ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

RUSTLAND-CASA VILLAGE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

SANDLAND-BONANSA ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

SNOWLAND-CIMARRON ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

SNOWLAND-GOLDEN TERRACE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited, partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

SNOWLAND-HIDE AWAY HILLS ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

SNOWLAND-HILLCREST/HILLSIDE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

SNOWLAND-HOLIDAY HILLS ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

SNOWLAND-HOLIDAY VILLAGE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

SNOWLAND-PUEBLO GRANDE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

SOONERLAND-ROCKWOOD ASSOCIATES LIMITED PARTNERSHIP, an illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

TANLAND-CAPRI VILLAGE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

TANLAND-CATALINA ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

TANLAND-CENTRAL PARK ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

TANLAND-HACIENDA DE VALENCIA ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Samuel Zell Robert Lurie General
Partners, an Illinois general
partnership, its general partner

By:	Zell General Partnership, Inc.,
an Illinois corporation, a
general partner

By:	/s/ Samuel Zell
President

HOOSIERLAND-BURNS HARBOR ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership
By:	SZRL Mobile Homes, Inc. an Illinois
corporation, its general partner

By:	/s/ Samuel Zell

Equity Financial and Management Co.
By:	[Not Legible]
Vice President

/s/ Randall K. Rowe
Randall K. Rowe

/s/ Gary W. Powell
Gary W. Powell

/s/ Gregory L. Johnloz
Gregory L. Johnloz

/s/ Thomas H. Keenan
Thomas H. Keenan

/s/ Ronald L. Edmondson
Ronald L. Edmondson

/s/ David A. Heifand
David A. Heifand

/s/ Joel Bayer
Joel Bayer

/s/ Terry R. Koele
Terry R. Koele

/s/ Ronald Morris
Ronald Morris

/s/ James Geleerd
James Geleerd

/s/ Samuel Zell
Samuel Zell

/s/ Gerald A. Spector
Gerald A. Spector

/s/ Donald S. Chisholm
Donald S. Chisholm

/s/ Gary Waterman
Gary Waterman

/s/ Thomas Heneghan
Thomas Heneghan

/s/ Gayle Severt
Gayle Severt

/s/ Wanda Thompson
Wanda Thompson

/s/ Nancy Krasek
Nancy Krasek

/s/ Ray Brenner
Ray Brenner

/s/ Don Liebentritt
Don Liebentritt

/s/ Susan Obuchowski
Susan Obuchowski

/s/ Kirk Brewer
Kirk Brewer

/s/ Tim Callahan
Tim Callahan

/s/ Art Greenberg
Art Greenberg

/s/ Sheli Rosenberg
Sheli Rosenberg